                                                                       Exhibit 2

                                  MEDPARTNERS

                                   MULLIKIN

                                 NEWS RELEASE

Phone:  (205) 733-8996                                      Fax:  (205) 733-4154
________________________________________________________________________________

FOR IMMEDIATE RELEASE

  MEDPARTNERS/MULLIKIN AND CAREMARK MERGER TO CREATE $4.4
  BILLION REVENUE PHYSICIAN PRACTICE MANAGEMENT COMPANY

BIRMINGHAM, AL and NORTHBROOK, IL, May 14, 1996 -- MedPartners/Mullikin, Inc. (NYSE: MDM) and Caremark International Inc. (NYSE: CK), the nation's two largest physician practice management (PPM) companies, today announced that they have agreed to merge in a transaction valued at $2.5 billion. The combined enterprise has annualized first quarter revenues of $4.4 billion and approximately 7,250 affiliated physicians providing care to patients nationwide, including almost 1.5 million prepaid enrollees. Combined with Caremark's prescription benefit management (PBM) and disease management businesses, the new enterprise will offer HMOs and other payors comprehensive healthcare solutions.

Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, each Caremark share will be converted into MedPartners/Mullikin common stock at a fixed ratio of 1.21 shares of MedPartners/Mullikin per Caremark share. The agreement contains no provisions for termination based on fluctuations in either company's stock price. The merger is expected to close in the third quarter of 1996 and is subject to regulatory and shareholder approval. The transaction, which will be tax-free to shareholders and accounted for as a pooling of interests, is expected to be accretive to MedPartners/Mullikin's earnings per share in 1996 and 1997.

The combined enterprise, which will be known as MedPartners, Inc., will be led by Larry R. House, who will be Chairman, President and Chief Executive Officer. C.A. Lance Piccolo, Caremark's Chairman and Chief Executive Officer, will join the Board of Directors and serve as Vice Chairman. The new Board will be comprised of nine existing MedPartners/Mullikin directors, Mr. Piccolo and three additional Caremark directors.

Mr. House said: "This merger further enhances our leadership role in the provision of physician-directed and patient-centered healthcare nationwide. We have now formed the premier physician practice management company in the country, with unparalleled depth and breadth of management and expertise in fee-for-service as well as prepaid markets nationwide. As a combined company, we have outstanding internal and external growth opportunities which will have an immediate positive financial impact for our shareholders."

Mr. Piccolo added: "The merger is a preemptive strategic move to build an organization that is ideally positioned to deliver quality patient care that is affordable. Our mutual commitment to

                                    - more-
physician-led, patient-centered care is enhanced by the depth of clinical data collected over more than a decade in our PBM and disease management businesses. Combined, we will be better able to provide physicians with the support they need to provide medical care and to shape the future of healthcare in the United States and around the world."

Caremark is a leading provider of healthcare services in the United States and overseas. Its affiliated physician organizations are large, multi-specialty group practices located in six major metropolitan markets. These networks, which are affiliated with 1,604 physicians, provide care to more than one million people, 663,000 of whom are in prepaid health plans. In addition to its PPM business, the Northbrook, Illinois company helps care for millions of people through its pharmaceutical services, disease management and international services, using clinical expertise and advanced technology to improve patient care and manage healthcare costs. Caremark was recently named one of America's most admired healthcare companies by Fortune Magazine. Caremark had 1995 revenues of $2.4 billion from continuing operations.

MedPartners/Mullikin is a leading physician practice management company that develops, consolidates and manages integrated healthcare delivery systems. Through the company's network of affiliated group and IPA physicians, MedPartners/Mullikin provides primary and specialty healthcare services to prepaid managed care enrollees and fee-for-service patients. The company operates in 23 states and is affiliated with 5,645 physicians, including 1,457 in group practices, 3,731 through IPA relationships and 457 hospital-based physicians. MedPartners/Mullikin physicians provide prepaid healthcare to over 800,000 enrollees through 45 HMO relationships.

When the merger is complete, the combined healthcare operations will be managed as one organization, with a management team drawn from both companies. "On a combined basis, MedPartners will have a management team unmatched by any other company in the industry today. We will integrate the PPM organizations and continue to rely on Caremark's divisional management to run the PBM, the disease management and the international businesses. Together, we will collectively possess the knowledge, skill and expertise to successfully grow the business going forward," said Mr. House. "We have had enormous success in integrating the operations of Mullikin and Pacific Physician Services and in recognizing the synergies of complementary service markets. The addition of Caremark will add great value to all of our existing payor, hospital and provider relationships."

The new company expects to realize significant financial benefits from synergies, including enhanced revenues through additional prepaid enrollees and new opportunities between the PPM, PBM and disease management businesses, plus reductions in operating expenses. "We expect to be able to deliver substantial growth in earnings per share in 1997 and beyond as we take full advantage of the potential synergies," said Mr. House.

Smith Barney Inc. and CS First Boston acted as financial advisors to MedPartners/Mullikin and Caremark, respectively.

                               - table follows -


                      SELECTED PRO FORMA STATISTICAL DATA

                                          MedPartners/     Caremark    Combined
                                           Mullikin(1)
                                       ----------------------------------------
Revenues(2)                                 $1,330 MM     $3,056 MM   $4,386 MM

Physicians:
 Group                                          1,457           979       2,436
 IPA                                            3,731           625       4,356
 Hospital-Based                                   457            --         457
   Total                                        5,645         1,604       7,249

PPM States                                         23             6          25
PPM Prepaid Membership                        800,000       663,000   1,463,000

PBM 1995 Members                                   --         15 MM       15 MM
PBM 1995 Prescriptions                             --         41 MM       41 MM

(1) Includes pending CHS acquisition.
(2) 3/31/96 annualized.

                                      ###

      Editor's note: For additional information on MedPartners/Mullikin and Caremark, call (212) 696-4455 ext. 329 to receive company fact sheets and management biographies via facsimile. This information, as well as management photos, is also available on the World Wide Web at: http://www.noonanrusso. com

      CONTACTS:
      ---------
      Noonan/Russo Communications, Inc.
      (212) 696-4455
      Investors:  Susan Noonan (ext. 203)
      Media:  Mari Hope (ext. 210) or Michele Helm (ext. 225)

      MedPartners/Mullikin, Inc.
      Birmingham:  (205) 733-8996
      Investors:  Randy Pittman or Pete Clemens
      Media:  Pam Huff
      Los Angeles:  (310) 497-4076
      Mark Wagar

      Caremark International Inc.
      Investors:  Tamra Sweeney (847) 559-4635 or Lisa Henige (847) 559-4696
      Media:  Sally Benjamin Young (847) 559-4892